                                                                    EXHIBIT 3.70


                                RESTATED BYLAWS

                            OF PEABODY COAL COMPANY

                          (As Amended August 16, 1990)


                                   ARTICLE I
                                   ---------

                                    OFFICES

          Section 1.  The principal office shall be in Wilmington, Delaware.

          Section 2. The Company may have offices also at such other places within and without the State of Delaware as the board of directors may from time to time determine.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS

          Section 1. All meetings of the stockholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the Notice of the Meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware, as shall be stated in the Notice of the Meeting or in a duly executed Waiver of Notice thereof.

          Section 2. Annual meetings of stockholders, commencing with the year 1972, shall be held during the month of April on such day, but not on a legal holiday, and at such time as shall be designated from time to time by the board of directors and stated in the Notice of the Meeting, at which time they shall
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                                                                               2


elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written notice of the annual meeting, stating the time and place thereof, shall be given at least ten days before the date of the meeting, to each stockholder entitled to vote thereat.

          Section 4. The officer who has charge of the stock ledger of the Company shall prepare, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open for ten days to the examination of any stockholder at the office of the Company in the City and State where election is to be held, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          Section 5. Special meetings of the stockholders may be called by the president and shall be called by the president or secretary by resolution of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. Such resolution or request shall state the purpose or purposes of the proposed meeting.

          Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall
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                                                                               3

be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

          Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
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                                                                               4

          Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after one year from its date, unless the proxy provides for a longer period; and, except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Company within twenty days next preceding such election of directors. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the board of directors, or if not so appointed, then by the presiding officer of the meeting.

          Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
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                                                                               5

                                  ARTICLE III
                                  -----------

                                   DIRECTORS

          Section 1. The number of directors of the Company shall be fixed from time to time by resolution adopted by the holders of two-thirds of the outstanding shares of the Corporation entitled to vote thereon or by resolution of a majority of the entire authorized number of directors, provided that no decrease in the number of directors shall change the term of any director in the office at the time thereof. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

          Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

          Section 3. The business of the Company shall be managed by its board of directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
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          Section 4.  The board of directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

          Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

          Section 7. Special meetings of the board of directors may be called by the chairman, if one shall be elected, or in the case of his absence or disability or if one shall not have been elected, by the president, and shall be called by the secretary upon written request of two directors. Notice of special meetings of the board of directors shall be given to each director at least three days before the meeting if by mail, or at least twenty-four hours before the meeting, if given in person or by telephone or by telegraph. The notice need not specify the business to be transacted.

          Section 8. At meetings of the board of directors, a majority of the directors at the time in office shall constitute
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                                                                               7

a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. Where the number of directors is fixed at one under
Section 1, then one

director shall constitute a quorum. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

          Section 9. The board of directors may, at its discretion at any meeting of the board of directors, elect from among the directors an executive committee, in addition to the president who shall be a member of ex officio, of
                                                                 ----------
such number of directors, not less than two nor more than five, as from time to time may be prescribed by the board of directors, who, if elected, shall hold office until the first meeting of each newly elected board of directors or until their successors are elected and shall qualify. In electing the executive committee, the board of directors shall designate one of the members thereof to serve as chairman of the committee. The board of directors shall promptly fill all vacancies in the executive committee or chairmanship thereof as they occur.

          The executive committee, when the board of directors is not in session, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Company, whether conferred in these Bylaws or otherwise, except: (1) to the extent, if any, that such
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                                                                               8

powers and authority may be limited by resolution of the board of directors; (2) to amend the articles of incorporation of the Company; (3) to adopt a plan of merger or consolidation with another corporation or corporations; (4) to recommend to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Company if not made in the usual and regular course of its business; (5) to recommend to the shareholders a voluntary dissolution of the Company or a revocation thereof; (6) to amend, alter, or repeal the Bylaws of the Company;
(7) to elect or remove officers of the Company or members of the executive committee; (8) to fix the compensation of any member of the executive committee;
(9) to declare dividends; or (10) to amend, alter or repeal any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

          The executive committee shall fix its own rules of procedure, and shall meet at such time and place as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the board of directors at the next meeting of the board.
At each meeting of the committee the presence of at least a majority of the members shall be necessary to, and shall constitute a quorum. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be necessary to, and shall constitute, action by the committee.
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                                                                               9

          Each member of the executive committee shall be entitled to a fee for attendance at each meeting of the committee, to be fixed from time to time by the board of directors, and to receive reimbursement for his reasonable expenses incurred in attending such meetings.

          Any action which may be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee and filed with the minutes of proceedings of the committee.

          Section 10. The board of directors may, by resolution adopted by a majority of the entire authorized number of directors, create, name and elect the members of one or more other committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member.

          Section 11. The committees shall keep regular minutes of their proceedings and report the same to the board of directors.
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                                                                              10

          Section 12. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

          Section 13. The directors shall be paid their reasonable expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE IV
                                   ----------

                                    NOTICES

          Section 1. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Company shall be deemed to be given at the time when deposited in the United States mail.

          Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether
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                                                                              11


before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V
                                   ---------

                                    OFFICERS

          Section 1. OFFICERS TO BE ELECTED. The officers of the Company shall be elected by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a president, one or more vice presidents, a secretary, a treasurer and a controller. The board of directors may, in its discretion, also elect a chairman of the board, a vice chairman of the board, one or more executive vice presidents, and one or more senior vice presidents. The board of directors may also elect one or more assistant vice presidents, assistant secretaries, assistant treasurers and assistant controllers, and such other officers as deemed necessary.

          Section 2. REMOVAL AND VACANCIES. The officers of the Company shall hold office at the pleasure of the board of directors. Any officer may resign at any time upon written notice to the Company. A resignation shall become effective when and as specified in the notice, or in the absence of such specification, upon its acceptance by the Company. Any officer may be removed at any time, with or without cause, by the affirmative vote of the majority of the whole board of directors. The board of directors may fill any vacancy created by death, resignation, removal or otherwise.

          Section 3. CHAIRMAN OF THE BOARD. The chairman of the board, if one be elected, shall preside at all meetings of the
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                                                                              12

shareholders and the board of directors and shall perform such other duties as may from time to time be prescribed by the board of directors.

          Section 4. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board (also known as "vice chairman"), if one shall be elected, shall have such duties and authority as may be prescribed from time to time by the chairman of the board of directors.

          Section 5. PRESIDENT. The president shall be the chief executive officer of the Company and shall be directly responsible to the board of directors for all the business affairs of the Company. Subject to the authority of the board of directors, he shall have general supervision, charge, direction and active management of the business, operations, sales and other affairs of the Company and shall see that all orders and resolutions of the board of directors are carried into effect. He shall, unless a chairman be elected and present, preside at all meetings of the shareholders and the board of directors. He may sign, in conjunction with such other officer or officers of the Company as may be designated by the board of directors, checks and certificates of stock of the Company, and sign and execute all authorized bonds, contracts or other obligations in the name of the Company, appoint and discharge assistants, agents, and employees, and shall also perform such other duties as may from time to time be prescribed by the board of directors.

          Section 6. VICE PRESIDENTS. The vice president, including any executive vice presidents and senior vice
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                                                                              13

presidents, if any, shall be elected, shall act under the direction of the president and shall perform all such duties and have such powers as the president or the board of directors may from time to time prescribe. Any vice president of the Company, including any executive vice president and senior vice president, if any, shall be elected, shall have authority to sign contracts, agreements, conveyances and other instruments and documents in the name and on behalf of the Company to the extent authorized by the board of directors by resolution, or in writing by the president.

          Section 7. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the Company and, when authorized by the president or the board of directors, cause it to be affixed to any instrument requiring it. In the absence or disability of the secretary, the assistant secretaries shall perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.
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                                                                              14

          Section 8. TREASURER AND ASSISTANT TREASURER. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be authorized by the board of directors. He shall disburse the funds of the Company as may be ordered by the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Company. He may affix or cause to be affixed the seal of the Company to documents so requiring. In the absence or disability of the treasurer, the assistant treasurers shall perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

          Section 9.  CONTROLLER AND ASSISTANT CONTROLLERS.  The controller shall be the chief accounting officer of the Company.  He shall keep, or cause to be kept, all books of account and accounting records of the Company and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company. He shall prepare, or cause to be prepared, appropriate financial statements for the Company and shall have such other powers and
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                                                                              15

perform such other duties as may be prescribed by the president or the board of directors. In the absence or disability of the controller, the assistant controllers shall perform the duties and exercise the powers of the controller and shall have such other powers and perform such other duties as may be prescribed by the president or the board of directors.


                                   ARTICLE VI
                                   ----------

                             CERTIFICATES OF STOCK

          Section 1. Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Company, certifying the number of shares owned by him in the Company.

          Section 2. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such
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                                                                              16

certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. The seal of the Company or a facsimile thereof may, but need not, be affixed to certificates of stock.

          Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company, if it is satisfied with all provisions of the certificate of incorporation and these Bylaws regarding transfer of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5. The board of directors may close the stock transfer books of the Company for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

          Section 6. The Company shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS

          Section 1. There may be set aside out of any funds of the Company available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion may think proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for the purchase of additional property, or for such other purpose as the directors shall think conducive to the interest of the Company, and the board of directors may modify or abolish any such reserve.

          Section 2. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3. The fiscal year of the Company shall be the twelve calendar month period from October 1 to and including September 30 of each year.

          Section 4. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE VIII
                                  ------------

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          Section 1. The Company shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a director or officer of the

Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

          Section 2. The Company shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

          Section 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that
(i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

          Section 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

          Section 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

          Section 6. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          Section 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(Amended October 16, 1986.)



                                   ARTICLE IX
                                   ----------

                                   AMENDMENTS

          Section 1. The Bylaws may be amended by a majority vote of all of the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

          Section 2. The board of directors by a majority vote of the whole board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the board of directors.

                                         /s/ John Goroncy
                                       -----------------------------
                                              John Goroncy


                                         /s/ F. L. Burkofske
                                       -----------------------------
                                              F.L. Burkofske


                                              [executed]
                                           ----------------------------------
                                                                    Secretary



                                              October 16, 1986
                                           ----------------------------------
                                                                         Date

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